1 Comarco Investor Presentation Sam Inman President & CEO June 2008 Exhibit 99.3

This presentation includes “forward-looking statements” that are subject to risks, uncertainties, and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. A number of important factors could cause our results to differ materially from those indicated by these forward-looking statements, including, among others, the impact of perceived or actual weakening of economic conditions on customers’
and prospective customers’ spending on our products and services; quarterly fluctuations in our revenue or other operating results; failure to meet financial expectations of analysts and investors, including failure from significant reductions in demand from earlier anticipated levels;
risks related to market acceptance of our products and our ability to meet contractual and technical commitments with our customers; activities by us and others regarding protection of intellectual property; and competitors’ release of competitive products and other actions. Further information on potential factors that could affect our financial results are included in risks detailed from time to time in our Securities and Exchange Commission filings, including those detailed filings on Form 10-K and Form 10-Q.
Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.
Moreover, neither we nor any other person assume responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

3 Introductions • Sam Inman – President & CEO • Fredrik Torstensson – VP Sales & Marketing • Tom Lanni – CTO • Don McKeefery – VP Operations

4 Comarco Business Strategy • Change company culture to Customer Focused from Internally Focused • Invest in Sales/Marketing and Engineering • Become preeminent supplier of Mobile Power Products

Comarco Business Strategy
•
Focus on ChargeSource business; extract value from
Wireless Test Solutions and Call Box
•
ChargeSource strategy
–
Penetrate all major OEMs as accessory offering
–
Aggressively pursue retail strategy with major partner
–
Improve operating cost, product cost, and internal process
•
Develop compelling product roadmap in Power and/or related
segments

Value Proposition –
ChargeSource Differentiation
•
Thin and Light Adapters (IP protected) – “Cool Factor”
•
Multiple Device Support – “One thing does all things”
•
Ease of Use – “Customer Satisfaction”
•
Lifetime Relationship – “Satisfaction Guarantee”

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Notebook
OEMs
Others
OEM Branded
Options
Targus
Kensington
OEM "in the box" for
high-end Notebooks
OEM
Accessories (S&P)
Addressable Market – $500+ Million
Total Power Market
$1.2 Billion
Retail
Retail
OEM
OEM

8 Sales & Marketing Fredrik Torstensson VP – Sales & Marketing

9 Market Segmentation • Power Adapter Market Segments – 21st Century Home / Office – Mobile Professionals

21st Century Home/Office
•
Descriptions
– Notebook is replacing the desktop
• Multiple Notebooks,
wireless capability
– Need another adapter
•
Characteristics
– OEM/brand centric
– Price sensitive
– No Auto/Air needed
•
Where do they buy?
– Big box and office retailers
– Local electronic stores

Mobile Professionals
• Descriptions
–
Need another adapter
when traveling frequently
–
Own several consumer
electronic devices
–
Early adopter
• Characteristics
–
Not price sensitivity
–
Need multiple inputs
–
Functionality driven:
•
Slim and light
•
Charge all electronic devices simultaneously
• Where do they buy?
–
Company IT department
–
E-channels
–
Big box and office retailers

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Account Penetration Strategy
Retail Reseller OEM Other
Resellers OEM
Alternative
1) Big Box Retail
2) Office Stores
3) Clubs
4) Discount
5) VARs
6) Resellers
1) Lenovo
2) Dell
3) Hewlett Packard
4) Acer
5) Apple
6) Toshiba
7) Sony
1) TUMI
2) Airport stores
3) CDM
4) Frontgate
5) Brookstone
6) ChargeSource website
Retail Direct
Consumer Electronics Marketplace
Retail Direct
1) Big Box Retail
2) e-Channels
3) Office Stores
4) Clubs
5) Discount
6) VARs
7) Resellers
Worldwide Geographic Coverage

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13 Retail Penetration Strategy Resellers/Distributors Web-Based e-Channels Direct Retail Office Stores/VARs Direct Big Box Retail

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14 OEM Penetration Strategy Software & Peripheral Accessories Branded Options In-The-Box (High End)

FY09 Focus – Critical Steps
•
Execute retail sales strategy
–
Reseller partnerships
–
Direct
–
International
•
Leverage Lenovo partnership into new opportunities
•
Pursue the next OEM
•
Execution of the product roadmap
•
Secure key sales and marketing resources

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Sales & Marketing
World Wide Sales
and Marketing
Retail and
Distribution
Product
Marketing
OEM Sales
Sales Administration
Account
Management/
Distribution
EMEA
New Business
Development
New Distribution
Partners
Logitech, APC,
Targus, Belkin
Direct Sales
BB, Circuit, etc.
Manufacturer Reps

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17 Intellectual Property Tom Lanni Chief Technology Officer Comarco MOBILE POWER PRODUCTS

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18 Procurement & Cost Control VP Supply Chain Engineering Buyers Vendor Selection Support Engineers CTO Design Engineers Technical Support Previously:

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19 Procurement & Cost Control Engineering Buyers Vendor Selection Support Engineers CTO Design Engineers Technical Support Now:

Intellectual Property
• 30 Issued Patents
– Small Form Factor Power Supply
– Noise Cancellation
– Power Factor Correction
– Power Adapter With Fan
Assembly
– AC/DC Input
– Programmability
– Keyed Connectors
– Universal Battery
• 32 Pending
(14 U.S., 18 Foreign)
– DC Power Source Determination
– Programmable Power Supply
– Noise Cancellation
– Transformer Construction
– Small Form Factor
– Connector
– Power Supply With Fan Assembly
– Parallel Gapped Ferrite Core
– Power Factor Control Circuit

21 IP Timeline

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MOBE
Patents 2:
Summary:
• Keyed connectors
• Design patents
- Connectors
D507,536
D506,981
D530,281
7,153,169
7,027,300
6,976,885
D510,070
D508,678
D508,022
D507,537
Summary:
• Small form factor
power supply
• Noise cancellation
• Power Factor Correction
• Power Adapter with
Fan Assembly
CMRO
Patents:
7,148,659 ¹
7,254,048 ¹
6,836,101 ¹
7,266,003
7,279,868
7,056,149
5,479,331
5,636,110
5,838,554
6,850,423
6,939,150
7,265,973
Cross Licensing
Summary:
• AC/DC Input
• Programmability
• Compact Electronics Plenum
MOBE
CMRO
6,700,808
6,650,560
6,643,158
6,433,274
6,064,177
5,347,211
7,201,611
6,937,490
6,920,056
6,903,950
6,791,853
6,775,163
6,751,109
7,139,181
6,707,284
6,693,413
6,266,261
6,172,884
6,091,611
5,949,213
7,072,200
7,145,787
7,193,873
6,922,347
6,836,101¹
6,831,848
6,809,943
7,254,048¹
7,148,659¹
7,035,126
7,145,312
7,193,398
LICENSED LICENSED
NON-LICENSED NON-LICENSED
1
Some claims of these patents are licensed and some claims are not licensed.
2
Some patent claims indicated as not licensed may be covered
by the license depending on a court’s interpretation of the claims

23 Manufacturing and Operations Don McKeefery VP – Manufacturing & Operations

Manufacturing Strategy
•
Off-shore contract manufacturing - Since 2003
•
Pair with key contract manufacturing partners
–
Flextronics
–
Foxlink
–
ICC
•
Reduce cost
–
Competitive/multiple sources for fabricated parts
•
Comarco long-term supply base & recent qualified suppliers
•
CM recommended/qualified alternate sources
•
Reduce schedule
–
Current stated lead times are 8-16 weeks
–
Target is to achieve 4-5 weeks
•
Through the use of VMI

Manufacturing Strategy (continued)
• Reduce effort & manpower requirements
– CM supplies “value add” services:
• Planning
• Purchasing
• Supply Chain Management
– Vendor Managed Inventory (VMI)
– Long lead time items (unique components & fabricated parts)
– Comarco shifts efforts to ordering top-level part number
– Comarco “manages” supply through forecasting and POs
• Inputs to VMI process
• PO coverage for long lead time & NCNR items

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VP Supply Chain & Operations (China Based)
Director Asia Supply Chain (China Based)
Engineering Project Manager (China Based)
Master Planner (US Based)
Sr. Buyer (US Based)
Sr. Buyer (US Based)
Manager Asia Supply Chain (China Based)

26 Manufacturing Strategy (continued) • Previously

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VP Mfg. & Operations
(US Based)
Manager
Asia Supply Chain
(China Based)
Operations Manager
(China Based)
Operations Planner
(China Based)

27 Manufacturing Strategy (continued) • Optimized

Manufacturing Strategy (continued)
•
China Support Team
–
Local staff to support CMs and Supply Chain
•
Operations Manager
–
Focus on working with CMs to ensure timely communications and closing on decisions that impact our current and future build/ship plans
–
Provides local leadership and guidance to Comarco team
–
Liaise between CMs and Comarco corporate headquarters
•
Supply Chain Manager
–
Focus on working issues with existing supply base relative to availability of materials
–
Participates in locating and qualifying new supply sources
•
Operations Planner
–
Focus on working with CM to convert our customer sales orders to a material and build plan that supports our commitments for deliveries
–
Works with Sales Admin (US) to input hard orders and forecast to drive MRP
–
Participates in daily planning meetings with the CM to ensure the plan supports our needs

Vendor Managed Inventory
•
Definition
–
A business model in which the buyer of a product provides certain information to a supplier of that product and the supplier takes full responsibility for maintaining an agreed inventory of the material
•
Benefits
–
Provides a mutually beneficial relationship where both sides will be able to more smoothly and accurately control the availability and flow of goods
–
Shortens the supply chain
–
Reduction of inventory
•
Process
–
Information is exchanged between the parties by using Electronic Data Interchange formats, EDI software and statistical methodologies to forecast and maintain correct inventory in the supply chain
–
The distributor is responsible for creating and maintaining the inventory plan
•
Maintains a predetermined inventory to avoid stockouts
•
Ownership of inventory remains with the distributor until utilized

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POWERING MOBILE LIFESTYLES

Vendor Managed Inventory (continued)
Pull Inventory Distributors
Manufacturing
Shipping
Sales Transaction MRP Entry
Packaging
PO Generated
& Transmitted
MRP Entry
EDI Transfer
Inventory Analysis
Shipping
Distribution Centers Retailers End Customer
CM Inventory
Forecast

Vendor Managed Inventory (continued)
• Comarco Participation
– Provide PO coverage for top level assemblies
– Provide forecast to CM
• Rolling 3-6 months
• Updated weekly
– Provide PO coverage for long lead time & NCNR items
• Effort to drive lead times down to acceptable levels for our customers
– Target is 35 day delivery after receipt of PO
» Required for retail customers
• Appropriate risk
– Parts are common and useable in several different platforms
» Low risk of getting “stuck holding the bag”

Lenovo
– Process
• Inputs
– Lenovo provides a blanket PO
– Lenovo provides a web-based 13 week rolling forecast
» Contains a rolling calculation for 10 DOI monitoring
• Processing
– Comarco reviews WIP & FG
– Comarco reviews demand plan
• Outputs
– Comarco updates Lenovo web-based forecast tool
» Tracks and statuses OHB and DOI
– Comarco provides CM with updates on forecast
» Via a shipping demand plan
– Comarco provides CM with PO coverage

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Lenovo
•
Delivery Performance
–
Slow Start – typical start-up issues
–
Gradual Ramp
–
Full Speed Ahead – Current Capacity is 60K/month
•
Build and Ship
Month Ship Plan Ship Actual
Jan 5,544 5,088
Feb 6,742 7,750
Mar 30,792 31,788
Apr 45,020 42,720
May 40,824 42,240
TOTALS 128,922 129,586

Post Processing
•
Today
–
Build complete, test, packout and ship
–
FOB HK
•
Option for Tomorrow
–
Build and test to sub-assembly level
•
PCBA with heatsink – no housing
–
Move to post-processing vendor
•
Apply housing and labels based on orders by customer
–
Fulfillment
•
Ship to DC, Retailer, or direct to Consumer
•
Model used by Apple today
–
Cash-to-Cash conversion
•
Uses air shipments
•
Time to convert outweighs shipping cost delta

35 Finance

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POWERING MOBILE LIFESTYLES

Common Shares Outstanding
7,326,671
Short Term Available
Option Plans Authorized Outstanding Available    Total   Surrenders to Issue Outstanding
1995 Plan
Employees 450,000 437,000                -                       437,000                413,000                -                       24,000
1998 Plan Directors 637,500 159,500                -                       159,500                41,500                  -                       118,000
2005 Plan Employees 193,000                174,500                367,500                130,000                304,500                63,000
Directors 82,500                  -                       82,500                  15,000                  15,000                  67,500
Total
1,537,500            872,000               174,500               1,046,500            599,500               319,500               272,500
% Common 21.0% 11.9% 2.4% 14.3% 8.2% 4.4% 3.7%
Distribution & Dilution
Outstanding Cum Dilutn % Available Cum Dilutn % Proposed Add'l Cum Dilutn %
Employees 87,000                  1.2% 229,500                4.3% 650,000                13.2%
Directors 185,500                2.5% 90,000                  3.8% -                       3.8%
Total
272,500               3.7% 319,500               8.1% 650,000               17.0%
Cum Options
272,500               592,000               1,242,000
Outstanding Options if Strike Price < $8.00 OVERHANG SUMMARY COMMENTS
Options % Outstanding ~  The effective overhang is 8.1%, not 14.3%
Employees -                       0%
~  Of the 272,000 options outstanding the Board has 185,500 or 68% of the total
Directors 118,000 63.6%
~  The Directors compensation includes a 15,000 annual Option Grant
Total
118,000
43.3%
~  The recommended increase to the pool increases the outstanding / available
Reduction to dilution
-2.1%
  option overhang to 17%,
~  A 17% overhang compares very favorably with the peer & regional groups
Current Status
450,000

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Comarco

Peer Group Stock Options Dilution Comparative
Industry
Market cap
(millions $)
FYE Shares
Outstanding
FYE Options
Outstanding
FYE
Options
Available
FYE Total
Options
Pro
Forma
Options
Dilution
Comarco (CMRO)
Technology Hardware &
Equipment
27.03 7,326,671 842,000 205,125 1,047,125 14.29%
Comparable Companies
1 Overland Storage, Inc. (OVRL)
Technology Hardware &
Equipment
14.04 12,756,466 1,786,000 211,000 1,997,000 15.65%
2 Arc Wireless Solutions (ARCW)
Technology Hardware &
Equipment
14.06 3,090,838 54,500 260,000 314,500 10.18%
3 Iridex Corporation (IRIX)
Health Care Equipment
& Services
21.00 8,824,301 1,859,537 603,637 2,463,174 27.91%
4 Alanco Technologies, Inc. (ALAN)
Technology Hardware &
Equipment
31.76 22,718,000 5,543,800 4,121,500 9,665,300 42.54%
5 Micronetics (NOIZ)
Technology Hardware &
Equipment
39.38 5,358,217 796,825 939,000 1,735,825 32.40%
Average Dilution 25.74%
Median Dilution 27.91%
The Proxy Advisory Group, LLC

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Comarco

Geographical Peer Group Stock Options Dilution Comparative
Industry
Market cap
(millions $)
Shares
Outstanding
Most Recent
10-K
Disclosure
FYE Options
Outstanding
FYE
Options
Available
FYE Total
Options
Pro
Forma
Options
Dilution
Comarco (CMRO)
Technology Hardware
& Equipment
27.03 7,326,671 842,000 205,125 1,047,125
14.29%
Southern California Companies
En Pointe Technologies Inc. (ENPT)
Technology Hardware &
Equiptment
16.53 7,159,193 1,400,448 0 1,400,448 19.56%
WPT Enterprises Inc. (WPTE) Media 23.56 20,491,993 2,920,857 267,150 3,188,007
15.56%
Simulations Plus Inc. (SLP) (1) Software & Services 32.00 15,979,400 3,262,560 300,000 3,562,560 22.29%
CalAmp Corp. (CAMP)
Technology Hardware &
Equiptment
65.05 25,019,392 2,856,000 967,801 3,823,801 15.28%
Napster Inc. (NAPS) Software & Services 72.68 46,400,000 3,989,178 7,296,159 11,285,337
24.32%
Cherokee International, Inc. (CHRK)
Technology Hardware &
Equiptment
76.00 19,453,557 2,791,579 1,343,686 4,135,265 21.26%
Enova Systems, Inc. (ENA) Capital Goods 85.00 17,156,000 329,000 2,785,000 3,114,000 18.15%
Average Dilution 19.49%
Median Dilution 19.56%
(1) Options available could only be estimated based on 10-K disclosure
The Proxy Advisory Group, LLC

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7,371 7,327 Common shares outstanding:
7,366 7,327 Diluted
7,366 7,327 Basic
Weighted average common shares
outstanding:
$ (0.22) $ (0.23) Net loss
Basic and diluted loss per share:
$ (1,615) $ (1,657) Net loss
32 — Income tax expense
(1,583) (1,657) Loss before income taxes
321 — Gain on sale of equipment, net
274 53 Other income
(2,178) (1,710) Operating loss
1,951 2,078 Engineering and support costs
2,406 4,312 Selling, general and administrative costs
2,179 4,680 Gross profit
3,236 7,653 Cost of sales
$ 5,415 $ 12,333 Revenue
2007 2008
Three Months Ended
April 30,
7,371 7,327 Common shares outstanding:
7,366 7,327 Diluted
7,366 7,327 Basic
Weighted average common shares
outstanding:
$ (0.22) $ (0.23) Net loss
Basic and diluted loss per share:
$ (1,615) $ (1,657) Net loss
32 — Income tax expense
(1,583) (1,657) Loss before income taxes
321 — Gain on sale of equipment, net
274 53 Other income
(2,178) (1,710) Operating loss
1,951 2,078 Engineering and support costs
2,406 4,312 Selling, general and administrative costs
2,179 4,680 Gross profit
3,236 7,653 Cost of sales
$ 5,415 $ 12,333 Revenue
2007 2008
Three Months Ended
April 30,
Comments
Sales by Customer 2008 2007 change
Charge Source
- Lenovo 3,218          - 3,218
- Kensington 459         252           207
- Tumi 139
WTS
- AT+T 5,512         - 5,512
- Verizon 303    2,400         2,123
Call Box
- Services 1,486          1,486 -
Upgrades                935          1,010              75
Sales by Segment CS   WTS  CB Total
- 2009                    3,820       6,092       2,421      2, 333
- 2008                       321       2,616       2,478         5,415
Gross Profit
- 2009                        9         3,749           922        4,680
-
2008                     (414)
1,371        1,222        2,179
Gross Margin
- 2009
.2%       61.5%          38.1%           37.9%
- 2008
-129%     54.2%          49.3%           40.2%
SG+A as reported
$ 4,312
• Less Separation ($900) & increased Legal ($867)             (1,767)
Adjusted SG+A                                        $ 2,545

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Comments
Key Cash Changes from 1.31             Amount
Net decrease                                             $
(7,133)
Receivable incr $ (10,908)
Deferred Revenue incr
2,375
Accrued Liabilities incr 3,915
All Other* (858)
Net Loss                                 (1,657)
Total  Cash change
(7,133)
*Primarily Volume Related
Inv (153)
Other Current         (231)
PP+E                       (156)
Software develop   (153)
Key Receivables
WTS  total          $ 10,391
- AT+T                     9,443
- Verizon                    168
- Global wireless       110
CS total $ 4,270
- Lenovo                   3,441
CB total                     975
Deferred Revenue
$ 32,581 $ 36,770 Total Liabilities & Stockholders ’ Equity
20,815 19,260 Stockholders ’ equity
11,766 17,510 Total liabilities
1,555 1,354 Deferred revenue
573 522 Deferred rent
86 86 Tax liability: FIN 48
9,552 15,548 Total current liabilities
5,705 9,620 Accrued liabilities
336 146 Deferred compensation
2,221 4,797 Deferred revenue
$ 1,290 $ 985 Accounts payable
Current Liabilities:
LIABILITIES & STOCKHOLDERS ’ EQUITY
$ 32,581 $ 36,770 Total Assets
47 17 Other assets
250 250 Restricted cash
1,898 1,898 Goodwill
525 546 Intangible assets, net
— 153 Software development costs, net
2,586 2,472 Property and equipment, net
27,275 31,434 Total current assets
734 965 Other current assets
4,466 4,619 Inventory
4,728 15,636 Accounts receivable, net
336 146 Short-term investments
$ 17,011 $ 10,068 Cash and cash equivalents
Current Assets:
ASSETS
(Unaudited)
2008
(A)
2008
Jan 31,
April 30,
$ 32,581 $ 36,770 Total Liabilities & Stockholders ’
20,815 19,260 Stockholders ’ equity
11,766 17,510 Total liabilities
1,555 1,354 Deferred revenue
573 522 Deferred rent
86 86 Tax liability: FIN 48
9,552 15,548 Total current liabilities
5,705 9,620 Accrued liabilities
336 146 Deferred compensation
2,221 4,797 Deferred revenue
$ 1,290 $ 985 Accounts payable
Current Liabilities:
LIABILITIES & STOCKHOLDERS ’ EQUITY
$ 32,581 $ 36,770 Total Assets
47 17 Other assets
250 250 Restricted cash
1,898 1,898 Goodwill
525 546 Intangible assets, net
— 153 Software development costs, net
2,586 2,472 Property and equipment, net
27,275 31,434 Total current assets
734 965 Other current assets
4,466 4,619 Inventory
4,728 15,636 Accounts receivable, net
336 146 Short-term investments
$ 17,011 $ 10,068 Cash and cash equivalents
Current Assets:
ASSETS
(Unaudited)
(A)
2008
April 30,